EXHIBIT 99.1

Exponent Reports Fourth Quarter and Fiscal Year 2022 Financial Results

MENLO PARK, Calif., Feb. 02, 2023 (GLOBE NEWSWIRE) -- Exponent, Inc. (Nasdaq: EXPO) today reported financial results for the fourth quarter and fiscal year 2022 ended December 30, 2022.

“Exponent concluded 2022 with solid results, reflecting broad-based strength across our diversified portfolio of services. In a year marked with evolving macroeconomic challenges and uncertainty, we grew revenues before reimbursements 7% over the prior year and expanded earnings per diluted share, highlighting the strength and resiliency of our business model,” commented Dr. Catherine Corrigan, President and Chief Executive Officer. “Our multidisciplinary team of top-tier scientists and engineers continues to provide critical data, analyses and insights for our clients as society raises expectations for safety, health and the environment.”

“Demand for our proactive services remained strong across the consumer products, electronics, automotive and life sciences sectors. Our reactive engagements were driven by robust litigation-related activity and a diversified portfolio of product safety- and recall-related work spanning multiple industries. We are energized by the opportunities ahead of us in 2023 as we continue to expand our client relationships and enhance our reputation and capabilities across the firm. As innovation and technology become increasingly complex, the critical nature of our insights uniquely positions Exponent to address our clients’ needs throughout the product lifecycle. Exponent has the ability to not only find solutions for today, but to guide clients through the longer-term transformation of their industries for tomorrow,” continued Dr. Corrigan.

Fourth Quarter Financial Results

Total revenues and revenues before reimbursements for the fourth quarter of 2022 increased 12.2% to $127.4 million and 7.9% to $112.6 million as compared to $113.5 million and $104.3 million in the fourth quarter of 2021, respectively. Excluding the impact of foreign exchange, revenues before reimbursements for the Company increased 8.6% in the fourth quarter of 2022 as compared to the prior year period.

Net income increased to $22.5 million, or $0.44 per diluted share, in the fourth quarter of 2022, as compared to $20.4 million, or $0.38 per diluted share, in the same period of 2021.

EBITDA1 increased to $31.1 million, or 27.6% of revenues before reimbursements, in the fourth quarter of 2022, as compared to $30.2 million, or 28.9% of revenues before reimbursements in the fourth quarter of 2021.

Fiscal Year 2022 Financial Results

Total revenues and revenues before reimbursements for fiscal year 2022 increased 10.1% to $513.3 million and 6.7% to $463.8 million, respectively, as compared to $466.3 million and $434.9 million in fiscal year 2021. Excluding the impact of foreign exchange, revenues before reimbursements for the Company increased 7.2% for the fiscal year 2022 as compared to the prior year period.

Net income increased to $102.3 million, or $1.96 per diluted share, during fiscal year 2022, as compared to $101.2 million, or $1.90 per diluted share, in fiscal year 2021. The tax benefit for the classification of tax adjustments associated with share-based awards realized during fiscal year 2022 was $5.8 million or $0.11 per diluted share, as compared to $10.0 million or $0.19 per diluted share during fiscal year 2021. Inclusive of the tax benefit, Exponent’s consolidated tax rate was 22.6% in fiscal year 2022, as compared to 19.6% in fiscal year 2021.

EBITDA1 increased to $137.2 million, or 29.6% of revenues before reimbursements, in fiscal year 2022, as compared to $132.3 million, or 30.4% of revenues before reimbursements, in fiscal year 2021.

During fiscal year 2022, Exponent paid $49.2 million in dividends, repurchased $155.9 million of common stock, and closed the period with $161.5 million in cash and cash equivalents.

In a separate press release today, Exponent announced an increase in its quarterly cash dividend from $0.24 to $0.26 to be distributed on March 24, 2023 and reiterated its intent to continue to pay quarterly dividends.

Business Overview

Exponent’s engineering and other scientific segment represented 83% of the Company’s revenues before reimbursements in both the fourth quarter of 2022 and the fiscal year 2022. Revenues before reimbursements in this segment increased 10% in the fourth quarter and increased 8% during fiscal year 2022 as compared to the prior year period. Growth during the quarter and full year was broad-based with continued strong demand for Exponent's services across the consumer products, electronics, life sciences and automotive sectors.

Exponent’s environmental and health segment represented 17% of the Company’s revenues before reimbursements in both the fourth quarter and fiscal year 2022. Revenues before reimbursements in this segment decreased 2% for the fourth quarter and were flat during the full year 2022, compared to the same period in the prior year. Excluding the impact of foreign exchange, net revenue for the environmental and health segment increased 2% in the fourth quarter of 2022 and 4% during fiscal year 2022 as compared to the prior year period. Growth in this segment was primarily driven by Exponent’s safety-related work evaluating the impacts of chemicals on human health and the environment.

Business Outlook

“We are seeing our accelerated recruitment efforts materialize as we continue to attract a strong pipeline of high-quality talent. Although the demand environment for top-tier talent remains highly competitive, we successfully increased headcount in key areas of the business where we have identified the greatest need and opportunity. We remain laser focused on building our world-class engineering and scientific team to position Exponent at the forefront of innovation and meet the ever-changing needs of our clients and the market,” commented Richard Schlenker, Executive Vice President and Chief Financial Officer.

For the first quarter of 2023 as compared to the same period one year prior, Exponent anticipates:

  Revenues before reimbursements to grow in the high-single to low-double digits; and,
  EBITDA1 to be 27.5% to 28.2% of revenues before reimbursements.

For the full year 2023 as compared to the same period one year prior, Exponent anticipates:

  Revenues before reimbursements to grow in the high-single to low-double digits; and,
  EBITDA1 to be 28.0% to 28.5% of revenues before reimbursements.

“For decades, Exponent has stood firmly at the forefront of engineering and scientific excellence, unraveling complexity and illuminating the path forward for clients. Our exceptional talent and multidisciplinary approach position us as a vital partner in helping address our clients’ toughest challenges. We remain optimistic about the strength of Exponent's unique market position, adaptable business model, and strong client relationships. As we look to the year ahead, we remain keenly focused on positioning the company for continued success and creating long-term value for our shareholders,” concluded Dr. Corrigan.

Today's Conference Call Information

Exponent will discuss its financial results in more detail on a conference call today, Thursday, February 2, 2023, starting at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time. The audio of the conference call is available by dialing (844) 481-2781 or (412) 317-0672. A live webcast of the call will be available on the Investor Relations section of the Company's website at www.exponent.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the Exponent website, or by dialing (877) 344-7529 or (412) 317-0088 and entering passcode 5182551.

Footnotes

1 EBITDA is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization. EBITDAS is a non-GAAP financial measure defined by the Company as EBITDA before stock-based compensation. The Company regards EBITDA and EBITDAS as useful measures of operating performance and cash flow to complement operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDA and EBITDAS provide meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. These measures, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of the measures to GAAP is set forth below.

About Exponent

Exponent is an engineering and scientific consulting firm providing solutions to complex problems. Exponent's interdisciplinary organization of scientists, physicians, engineers, and business consultants draws from more than 90 technical disciplines to solve the most pressing and complicated challenges facing stakeholders today. The firm leverages over 50 years of experience in analyzing accidents and failures to advise clients as they innovate their technologically complex products and processes, ensure the safety and health of their users, and address the challenges of sustainability.

Exponent may be reached at (888) 656-EXPO, info@exponent.com, or www.exponent.com.

Forward Looking Statements

This news release contains, and incorporates by reference, certain “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995, and the rules promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended) that are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. When used in this document and in the documents incorporated herein by reference, the words “intend,” “anticipate,” “believe,” “estimate,” “expect” and similar expressions, as they relate to the Company or its management, identify such forward-looking statements. Such statements reflect the current views of the Company or its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Factors that could cause or contribute to such material differences include the COVID-19 pandemic (including factors relating to measures implemented by governmental authorities or by us to promote the safety of our employees, vendors and clients; other direct and indirect impacts on our business and the businesses of our clients, vendors and other partners; impacts which may, among other things, adversely affect our clients’ ability to utilize our services at the levels they have previously; disruptions of access to our facilities or those of our clients or third parties; and increased and potentially significant economic uncertainty and volatility, including credit and collectability risks and potential disruptions of capital and credit markets), the possibility that the demand for our services may decline as a result of changes in generally applicable and industry-specific economic conditions, the timing of engagements for our services, the effects of competitive services and pricing, the absence of backlog related to our business, our ability to attract and retain key employees, the effect of tort reform and government regulation on our business, and liabilities resulting from claims made against us. Additional risks and uncertainties are discussed in our Annual Report on Form 10-K under the heading “Risk Factors” and elsewhere in the report. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to release publicly any updates or revisions to any such forward-looking statements.

Source: Exponent, Inc.

EXPONENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
For the Quarters Ended December 30, 2022 and December 31, 2021
(unaudited)
(in thousands, except per share data)

	Quarters Ended		Years Ended
	December 30,	December 31,	December 30,	December 31,
	2022	2021	2022	2021

Revenues
Revenues before reimbursements	$112,589	$104,336	$463,820	$434,850
Reimbursements	14,766	9,170	49,473	31,419

Revenues	127,355	113,506	513,293	466,269

Operating expenses
Compensation and related expenses	74,253	67,556	264,235	278,047
Other operating expenses	9,341	8,746	35,083	32,594
Reimbursable expenses	14,766	9,170	49,473	31,419
General and administrative expenses	6,960	4,656	23,660	15,282

Total operating expenses	105,320	90,128	372,451	357,342

Operating income	22,035	23,378	140,842	108,927

Other income (expense), net
Interest income, net	1,262	12	2,096	66
Miscellaneous income, net	7,222	5,265	(10,704)	16,844
Total other income (expense), net	8,484	5,277	(8,608)	16,910

Income before income taxes	30,519	28,655	132,234	125,837

Income taxes	7,995	8,275	29,904	24,635

Net income	$22,524	$20,380	$102,330	$101,202

Net income per share:
Basic	$0.44	$0.39	$1.98	$1.92
Diluted	$0.44	$0.38	$1.96	$1.90

Shares used in per share computations:
Basic	51,105	52,647	51,727	52,610
Diluted	51,649	53,359	52,280	53,331

EXPONENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
December 30, 2022 and December 31, 2021
(unaudited)
(in thousands)

	December 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$161,458	$297,687
Accounts receivable, net	170,114	139,861
Prepaid expenses and other assets	17,585	15,214
Total current assets	349,157	452,762
Property, equipment and leasehold improvements, net	65,539	59,971
Operating lease right-of-use asset	18,007	14,370
Goodwill	8,607	8,607
Other assets	145,352	148,029
Total Assets	$586,662	$683,739

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$29,115	$24,504
Accrued payroll and employee benefits	105,822	103,552
Deferred revenues	18,834	19,762
Operating lease liability	5,258	5,164
Total current liabilities	159,029	152,982
Other liabilities	93,538	103,885
Operating lease liability	13,343	9,807
Total liabilities	265,910	266,674

Stockholders' equity:
Common stock	66	66
Additional paid-in capital	301,002	281,419
Accumulated other comprehensive loss	(3,587)	(1,983)
Retained earnings	528,810	478,370
Treasury stock, at cost	(505,539)	(340,807)
Total stockholders' equity	320,752	417,065
	$586,662	$683,739

EXPONENT, INC.
EBITDA and EBITDAS (1)
For the Quarters Ended December 30, 2022 and December 31, 2021
(unaudited)
(in thousands)

	Quarter Ended		Years Ended
	December 30,	December 31,	December 30,	December 31,
	2022	2021	2022	2021

Net Income	$22,524	$20,380	$102,330	$101,202

Add back (subtract):

Income taxes	7,995	8,275	29,904	24,635
Interest income, net	(1,262)	(12)	(2,096)	(66)
Depreciation and amortization	1,855	1,544	7,079	6,487

EBITDA (1)	31,112	30,187	137,217	132,258

Stock-based compensation	4,292	4,024	20,364	19,263

EBITDAS (1)	$35,404	$34,211	$157,581	$151,521

(1) EBITDA is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization. EBITDAS is a non-GAAP financial measure defined by the Company as EBITDA before stock-based compensation. The Company regards EBITDA and EBITDAS as useful measures of operating performance and cash flow to complement operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDA and EBITDAS provide meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. These measures, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.